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1.   Preamble

The Deutsche Bundespost Telekom and I.A.T. Deutschland GmbH intend to develop a communications computer (KR). For this purpose, the contractual parties have established a "Communications Computer Development Community" (EGKR). The stated goal of the partners is to obtain the utilization rights to the products resulting from the development.


2.   Members of the EGKR

The EGKR consists of the following members:

I.A.T. Deutschland GmbH                     Deutsche Bundespost Telekom
                                            FA Siegen, SfE EKOM
Fahrenheitstr. 1                                  Koblenzer Str. 29
2800 Bremen 33                              D-5900 Siegen


3.   Performing the development work

3.1  Goal of the development

The basis for the development of the KR is a systematic "Technical KR Description" (TBKR), which specifies the relative agreements, a summary description of the object being developed, the general technical-organizational requirements, functions, technical documents, operating instructions and documentation.

The TBKR (Appendix 1 of the contract), which is a component of this contract, specifies the goal of the development.

Both contractual partners must determine, in writing, that the development has been completed. Completion is scheduled for 12/31/93.

3.2  Development costs

The members of the EGKR shall bear equal parts of the development costs for the KR.

Two budgets are drawn up for the development, containing all costs needed for it. Alternative budget 1 contains the MPEG and RGB-Codec board parts of the development; alternative budget 2 does not contain these parts. Alternative budget 2 shall be valid until the interpretation of the technology studies and the decision whether or not to develop MPEG and RGB Codec boards.



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The basis for the decision and the determining criteria for developing the MPEG and RGB Codec boards are market relevancy and technical feasibility within the agreed upon budget. If MPEG and RGB Codec boards are developed after the interpretation of the technology studies, alternative budget 1 shall become valid. The budgets (Appendix 2 to the contract) shall be finalized with firm figures, considered maxima, when the contract is concluded.

The total costs shall be determined on the basis of the valid budget. The Deutsche Bundespost Telekom and I.A.T. GmbH shall each bear 50% of the total costs so determined. A cost settlement shall be calculated on the basis of the actual costs incurred by each contractual partner. The cost settlement shall be made upon completion of the development work.

The amount of the settlement shall be paid by the contractual partner to the partner which is to receive the settlement within one month from presentation of the invoice.

Both parties shall assume the duty to minimize costs.

3.3  Change of the goal of the development or of the budget

Changes in the goal of the development (specified in the TBKR) or overrunning the costs specified in the budget shall be agreed upon by the contractual parties and set forth in writing.

3.4  Utilization rights

The EGKR shall receive the sole, exclusive, unlimited, irrevocable utilization rights for all developed components.

The EGKR may sell developed parts. The goal of marketing is the avoidance of mistakes in development by timely feedback from the market and, if applicable, refinancing of the development costs by the sale.

A separate agreement shall be made if one of the members of the EGKR wishes to sell a part of the KR before the development has been completed.

3.5  Division of the development tasks

At the conclusion of the contract, the contractual partners shall specify which partner shall perform which development work.


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3.6  Subcontractors

The contractual partners may subcontract parts of their part of the development work. The issuance of a subcontract shall require written approval from the other contractual partner, unless it is awarded to a member of the EGKR.

Each contractual partner shall independently conduct the acceptance of the subcontracts it has issued.

3.7  Confidentiality. Other secrecy. Confidential treatment

The contractual partners shall treat the conclusion of the contract and its contents, in particular the development goals specified in the TBKR, as strictly confidential; they may disclose the contents to third parties only to the extent that this is essential for the performance of their part of the development work. Each disclosure of contents of the contract shall be notified to the other contractual partner in writing.

If only partial areas of the development work have to be disclosed, confidentiality agreements (Appendix 3 to the contract) shall be concluded covering the purchase of marketable materials/components, or the employment of free-lance persons.

Subcontractors shall be bound to confidentiality according to the above mentioned principles.

3.8  Documentation of the stage of development

Each contractual partner shall document its progress in the development work and keep this record up to date. The continued documentation shall be given to the other contractual partner every quarter. These documents shall make it possible to perceive and reconstruct the current stage of development; they shall include the description of the technology (hard- and software), and the list of the needed financial and material resources. The documents must make it possible to compare the estimated versus the actual costs (budget vs. actual expenses).

3.9  ATM components

The ATM components will be developed separately. The Deutsche Bundespost Telekom will bear the costs of these components alone and shall have the sole, exclusive, unlimited, irrevocable utilization rights. The Deutsche Bundespost Telekom will place orders separately for the work needed to adapt the ATM components to the KR.



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3.10 Further development of the KR

Further development of the KR, even after the dissolution of the EGKR, shall be effected by agreement with the other contractual partner.


4.   Amendments and supplements to the contract

Amendments to this contract shall be effective only if they were agreed upon in writing by a statement signed by the contractual parties. They shall be designated as "contractual amendment." Contractual amendments shall become valid components of the contract when they are signed by all contractual parties.

Oral agreements are valid only if they have been confirmed in writing as indicated above and thus have become components of the contract.


5.   Dissolution and cancellation of the EGKR

The EGKR will be dissolved after the final presentation, the final acceptance of the KR and the joint statement by both contractual parties that the goal of the development has been attained. The dissolution of the EGKR shall be set forth in a written statement, signed by both contractual parties.

Before the dissolution of the EGKR, an agreement shall be concluded concerning the subsequent utilization of the EGKR utilization rights by the contractual parties in the form of a licensing agreement, regulating the conveyance, or exploitation of the utilization rights.

The EGKR may be canceled with 3 month's notice by a contractual partner. Cancellation shall occur in particular if the contractual parties can no longer agree on joint action to develop the KR.

In case of cancellation of the EGKR, the results of the development then existing will be exchanged among the contractual partners in such a way that each contractual partner has the entire know-how at its disposal. In such a case, each contractual partner shall receive an unlimited, irrevocable utilization right for all the components developed by that time. The cost settlement in such a case shall be based on actual costs incurred by the contractual partners up to that time.




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6.   Site of jurisdiction and performance

Bonn is the site of jurisdiction and performance.

7.   Applicable law

The laws of the Federal Republic of Germany shall apply.

Siegen, 8/12/92


/signature/                           /signature/


I.A.T. Deutschland GmbH               Deutsche Bundespost Telekom
                                      Siegen Telecommunications Office, SfE EKOM

                                      /handwritten:/ valid version


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                              Contract(Appendix 2)

                     Part A: Special contractual conditions


Art. 1 Components of the contract

The following items shall become components of the contract, in the order in which they are listed, when the order is placed:

1.   The order
2.   The list of services
3.   The technical description of the communications computer (TBKR)
4.   The ZVB T status as of 7/1/92
5.   VOL/B status as of 7/1/92



Art. 2 Object of the contract and description of services

2.1  General Information

This order covers the development of components of the communications computer
(KR) and the integration of the individual components in it. The technical functions of the communications computer are described in the "Technical description of the communications computer" (TBKR), which is a component of this contract, and is attached as an Appendix.

The individual components of the KR are to be developed in such a way as not to impair the functions of any one.

2.2  The basic KR model

The development of the basic model shall consist of the following work:

Development of a DEMUX-SW base
Development of DEMUX-SW for ISDN So board
o    Development, or purchase, of the ISDN S2M board (incl. 4 prototypes)
o    Development of DEMUX-SW for ISDN S2M board
o    Development DEMUX-SW for X.21 board
Integration of the H2.61 Codec board


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Building the prototypes

Four prototypes shall be provided after the basic model has been accepted.



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2.3  Integration of additional components in the KR

The following work shall represent the integration of additional components:

Integration of the data DEMUX
Integration of the RGB/AV
Demux Development of a DEMUX-SW for 2Mbit/s board
Integration of the LAN connection
Integration of the video and audio switch matrix boards

2.4  Integration of the software for the application computer (Front End)

The development of the software for the application computer shall consist of the following work:

The provision of basic libraries (MS-DOS and Windows) for:
     1.   Communication between PC and KR
     2.   Control of the individual components of the KR
     3.   Data communication
Provision of an application program (Windows) for interactive control of the KR via the application computer, incl. assembly of the connection and manual setting for the individual parameters (transmission channel, transmission rate, division of the transmission rate for VGA and video image, etc.)

2.5   Development of an audio switch matrix

The audio switch matrix is to be developed as a PC board with the following characteristics:

8 audio inputs
     It must be possible to configure them individually per hardware (symmetric/asymmetric, impedance, sensitivity and phantom feed)

8 audio outputs
     It must be possible to configure them individually per hardware; individual level control per software

Composite signal
     All input signals may be combined in any combination into a merged signal. The level of each input signal may be adjusted before the accumulation individually per software.

Overload protection


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     Level compression per hardware may be switched off (only at output No. 1).

Cross-matrix
     All input signals may be switched to each output individually or in any combination as merged signal.

Handsfree facilities
     An external echo canceling module may be connected to channel 1 (input and output No. 1).

BZT license for the audio switch matrix board is necessary in order to guarantee trouble free connection of the board to public networks. BZT license shall be proven by 6 months after the acceptance at the Deutsche Bundespost Telekom. If the audio matrix board must be altered because of the BZT license, the delivered boards shall be exchanged free of charge.


Art. 3 Processing the order

3.1  Communications computer development community (EGKR)

The Deutsche Bundespost Telekom (Telekom), represented by SfE EKOM at the Siegen Communications Office, and I.A.T. GmbH together shall form the EGKR which shall develop the KR jointly. The existence of the EGKR shall have no effect on the principal/contractor relationship.

3.2  Utilization rights and confidentiality

With the order, the EGKR shall receive, free of charge, the irrevocable, unlimited, exclusive, assignable right to utilize all the work done during the implementation of the contract without restriction. The EGKR shall also have the right to reproduce and change the work, and the right to grant utilization rights to third parties (sale of licenses).

The contractor may not pass on or otherwise use the results of the development work without written approval from the principal. Unless they are obviously and generally accessible, the contractor shall treat the experience gained and knowledge learned from the development work and documents as strictly confidential and shall not utilize them to develop competing products. The contractor shall obligate its employees to maintain confidentiality accordingly.

The contractor/principal relation shall not be affected by the assumption of the utilization rights by the EGKR.


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3.3  Documentation of the stage of development

The progress of the development work shall be documented at all times by the contractor and kept up to date. Quarterly, the document record shall be delivered to the principal. This record must make it possible to perceive and reconstruct the current stage of development. This record shall include the description of the technology (hard- and software) and the list of needed financial and material resources. No special payment shall be made for transmitting the required documents; the amount is included in the development costs.




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Art. 4 Acceptance and warranty

4.1  Examination of the stage of development

The principal shall examine the stage of development once a month. Unless otherwise agreed upon, this examination shall be held on the contractor's premises. On this occasion, the documents listed under 3.3 shall be submitted and the current stage of the development shall be presented. The contractor's expenses for presenting the stage of development are included in the payment for the development.

4.2  Operational readiness, presentation for acceptance (BzA)

The contractor shall present the partial work, pursuant to the schedule, Art. 4.3, for partial acceptance. The presentation shall be preceded by an operational test by the contractor. The principal shall accept the operationally ready partial performance in writing no later than four weeks after the BzTA (presentation for partial acceptance) date.

Acceptance of the last partial performance shall also be considered full acceptance of the order regarding the combination of all partial performances (BzA date).

If the principal does not refuse acceptance within four weeks from the presentation for acceptance, all parts of the order shall be considered accepted. Reasons for refusing acceptance shall be given within four weeks from the refusal, as otherwise the refusal shall be considered rejected.

Acceptance shall be effected by the Bf department of the Siegen communications office.

Address for acceptances:

FA Siegen
Koblenzer Str. 29
5900 Siegen


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4.3  Performance schedule

4.3.1 Basic model

BzTA for:

     o    Development of a basic DEMUX-SW                               9/30/92
     o    Development of DEMUX-SW for ISDN So board                     9/30/92
     o    Development, or purchase, of the ISDN S2M board               9/30/92
     o    Development DEMUX-SW for ISDN S2M board                       9/30/92
     o    Development DEMUX-SW for X. 21 board                          9/30/92
     o    Integration of the H2.61 Codec board                          9/30/92
     o    Presentation of the basic model prototype                    10/30/92

4.3.2    Integration of additional components

BzTA for:

     o    Integration of the data-DEMUX                                 3/12/93
     o    Integration of the RGB/AV-Demux                               3/12/93
     o    Development of a DEMUX-SW for 2Mbit/s board                  12/15/92
     o    Integration of the LAN connection                            12/15/92
     o    Integration of the video and audio switch matrix boards       9/30/92

4.3.3    Development of the audio switch matrix

     o    BzTA:                                                         9/30/92

4.3.4    Development of the software for the application computer (front end)

     o    BzTA:                                                         3/12/93

4.4  Warranty

The warranty period for all work is 12 months from the date of full acceptance. The warranty period for repairs and elimination of breakdowns and defects is also 12 months.

Regarding the development samples, the contractor warrants:

a)   observance of the recognized rules of the art
b)   quality of material not covered by the development work
c)   expert technical performance of the work


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d)   compliance with the guaranteed characteristics pursuant to the technical description of the KR

4.5  Maintenance during the warranty period

The contractor shall be obligated to provide maintenance work during the warranty period, including all necessary work for this purpose. If the contractor is not able to undertake it, the Deutsche Bundespost Telekom as a matter of principle is authorized to repair equipment which fails during the warranty period, or have third parties do so. The expenses incurred thereby by the Deutsche Bundespost shall be charged the contractor. The Deutsche Bundespost shall calculate these expenses according to its rules governing services provided outside the utilization regulations. To simplify the calculation, lump sum payments for maintenance may be applied for specific categories of equipment within amounts or technical characteristics to be specified. Details shall be reserved to a special agreement by the Deutsche Bundespost Telekom and the contractor.

The contractor shall begin removing defects immediately, within 3 business days from the written notification by the Deutsche Bundespost Telekom.

The Deutsche Bundespost Telekom shall not make technical changes deviating from the current state of the documents (acceptance record and technical descriptions of the KR) as part of the warranted maintenance.

The Deutsche Bundespost Telekom shall determine whether or not a defective piece of equipment is covered by the warranty. The contractor shall have the right to examine individual warranty cases.

In case of dispute whether or not a defective piece of equipment is covered by the warranty, the mediation office indicated in Art. 8 shall be asked to decide.


Art. 5 Cancellation

5.1  General information

The following shall apply to an extraordinary cancellation by the principal:

o The contractor shall immediately terminate any subcontract concluded on the basis of this contract, safeguarding the principal's interests. In case of subcontracts with a right


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     by the contractor to cancel, an attempt shall be made to terminate the contract before the next admissible date, if this will save expenses for the principal.

o The contractor shall advise the principal in writing of any work which has been started and must be completed; the contractor shall perform such work under the conditions of the canceled contract.

o All payments due under the contract, including the remaining settlement may not exceed the total amount of the order which the contractor would have received if the contract had not been canceled.

o The contractor shall provide evidence for all items on which its claims are based.

o The principal shall be obligated to pay for objects and rights for which full refund of costs is due only if the contractor grants and/or conveys to the principal the objects and rights unencumbered of the rights of third parties, unless it is unable to do so without violating existing contracts. Such contracts shall be reported to the principal.

The contractor shall advise its subcontractors of this agreement and shall make suitable agreements in subcontracts which are relevant for the contract. If a subcontractor is not willing to assume this obligation, the contractor shall advise the principal thereof in writing before granting the subcontract.

The subcontractor shall have no right of recourse against the Deutsche Bundespost Telekom on the basis of a cancellation pursuant to Art. 5.

The stipulations regarding industrial and utilization rights shall not affected by a cancellation. Such stipulations shall also apply to industrial rights registered after the cancellation.

5.2  Special clauses

The principal shall have the right at all times to cancel all or part of the contract without notice if:

1. The contractor does not pursue the development goals described in the order. In case of dispute on the matter, the mediation office mentioned in Art. 8 shall be called upon to make a decision;
2.   The budget specified in the proposal is overrun;
3.   The due dates for performances stipulated in section 4.3 are not met.


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It is also possible, depending on the results of the technological studies, that the "integration of the AV/RGB-Demux" will be canceled and therefore not made.

In case of a complete or partial cancellation, work will be paid for pursuant to actual, proven expenses, with a maximum of the amount indicated in the proposal.

Other rights for regular or extraordinary cancellation shall remain unaffected.


Art. 6 Payment

The agreed upon payment shall cover all the work and expenses incurred by the contractor itself or subcontractors in the preparation and fulfillment of the order.

Changes in prices or expenses caused by a change in the work shall be taken into consideration only if they are set forth in a special written agreement.

If the prices specified in the order represent refunds of expenses, the BAPT "Preisprufreferat" [price referee] shall determine the prices binding for the final settlement after all the services have been performed and the prices have been checked. The prices shall be determined on the basis of the LSP on VO PR No. 30/53 and any agreements still to be made concerning preliminary price calculations. Interest to be calculated may be taken into consideration at a maximum rate of 6% of the capital necessary for the company. The profit is to be calculated at 3.5% of the assets needed by the company and 1.5% of the costs incurred, with a maximum of 5% of such costs. If market prices can be proven, or deduced for individual items, the costs shall not be examined. After the order has been fulfilled, the vouchers for costs shall be presented to the BAPT price referee.


Art. 7 Payment

7.1  Payment conditions

Payments shall be made only after all partial services have been accepted.

When the settlement of the order is effected, the claims pursuant to the contract shall be offset against payments due the EGKR.


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7.1  Address for the invoice
Fernmeldeamt
DSt Aw
Postfach 10 00 20
5900 SIEGEN


Art. 8 Mediation office

The following mediation office shall resolve disputes pursuant to Art. 4.5 and 5:

Deutsche Bundespost Telekom
Research Institute
Division of visual communication (Fl 15)
Am Kavalleriesand 3
6100 Darmstadt


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Part B: General Conditions of the Contract

Art. 1 Performing the development work

To implement the contract, the contractor shall perform the development work using the latest state of science and technology and its own knowledge and experience to achieve the contractually specified result.

The contractor shall develop the component entrusted to it in continuous consultation with the principal. The duty of the contractor to report shall also apply to measures which did not lead to a solution pursuant to the order and are therefore not usable in fulfilling the order.

The principal is authorized to acquaint itself at any time with the progress of the development work and to view documents and all records on the material, costs, and labor.

All items and processes developed by the contractor in the performance of the order shall be considered development results, as well as the records, attempts, models and prototypes used for this purpose. Upon fulfillment of the contract, or in case of early cancellation, the development results then existing shall be appropriately documented and delivered to the principal.

The contractor shall take the principal's written requests for changes into consideration in performing the development work. If this consideration of changes jeopardizes the stage of development, or if the expected financial extent of the development work will thereby be considerably exceeded, the contractor shall immediately report this to the principal in writing. If cost overruns are connected with the change, the request for change shall be binding only after a special, written agreement has been concluded by the contractual partners concerning the payment for the resulting additional expenses and work by the contractor.


Art. 2 Subcontractors

Subcontracts shall be subject to prior written approval from the principal.

The contractor shall always request prior written approval from the principal if it wishes to have third parties outside its company, including free-lance workers, employed in performing the order, or wishes to acquaint third parties with portions of the development order.



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The contractor shall safeguard the principal's interests in awarding subcontracts. In particular, subcontracts shall be awarded under reasonable economic conditions from the competitive point of view. Subcontracts shall be subject to VO PR 30/53. The contractor shall advise its subcontractors thereof and conclude pertinent agreements with them.

The contractor may not demand a separate, supplementary payment for awarding a subcontract.

If the contractor entrusts a specific portion of its development work to a third party, this shall be considered a subcontract. The acquisition by the contractor of materials or components on the market shall not be considered a subcontract.


Art. 3 Industrial rights

In its development work, the contractor shall use the care customarily used in its line of business to safeguard the industrial rights of third parties.

If the contractor neglects to use the care required by its line of business, it shall be liable for all damaging results which the Deutsche Bundespost Telekom suffers because of the violation of industrial rights by the contractor in its work.


Art. 4 Technical assistance, obligation to provide supplies

Upon request by the principal, the contractor shall render technical assistance to third parties which are copying the developed item or applying the developed process. In case of a difference of opinion between the contractor and the copying third party, the character and scope of technical assistance shall be decided by the principal, after both parties have been heard. The personnel and time involved may not affect the other interests of the contractor.

If, by order of the principal, a third party is making objects needed for other objects which shall be considered development results pursuant to Art. 1, the contractor, if it manufactures them and if the principal has no right to copy them shall, at the principal's request, deliver the items mentioned under Art. 1 to the third party within a reasonable time, at a reasonable price.


[
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Art 5 Confidentiality, confidential treatment

The contractor shall treat the conclusion of the contract, and in particular the specified development goals, in strict confidence. It may disclose the contents to third parties only to the extent that this be absolutely necessary for performing the contract and if the principal has given prior approval. If only portions of the development work covered by the order need be disclosed, the "Vertraulichkeitsvereinbarungen" [confidentiality agreements] (Appendix 1) provided by the Deutsche Bundespost Telekom shall have to be concluded if the contractor acquires materials and components on the market and employs free-lance persons, .

The contractor expressly states that it shall treat as strictly confidential the information it receives during the performance of the contract, in particular during conversations with other contractors of the Deutsche Bundespost Telekom.

The contractor shall acquaint third parties with the technical data given it by the contractual partner only with the approval of the principal.




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Art. 6 Amendments and supplements to the contract

Amendments to this contract shall be set forth in a statement signed by the contractual parties. Amendments must be expressly labeled therein "Contractual amendment." Contractual amendments become valid components of the contract once they are signed by all contractual parties.

The principal's right to demand changes in the nature of the work on the basis of Art. 3 VOL/B shall not be affected, but such a demand shall be legally valid only if it is made in writing, with express reference to Art. 3 VOL/B. If possible, a change in the agreed upon prices necessitated by the technical change shall be mutually agreed upon when the request for the technical change is made.


Art. 7 Disclosures

Disclosures by the contractor of results of work and research shall be subject to written approval from the principal.


Art. 8 Follow-up orders

The contractor shall not be entitled to receive follow-up orders on the basis of this contract.


Art. 9 Liability to third parties

The contractor shall not be authorized to represent itself as a representative of the principal. It shall hold the Deutsche Bundespost Telekom harmless from claims which, however, may be asserted, pursuant to the principle of the apparent power of attorney, due to contractual violations.


Art. 10 Site of jurisdiction and performance

Bonn is the site of jurisdiction and performance.


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                    EGKR Budget for the development of the KR



                                                                          Budget 1           Budget 2
                                                                          --------           --------
A.   Telekom financing before cost settlement

1.   No Name company development orders

1.1  Partial order for technology studies + data-DEMUX + test generator


     Tools for the 1st partial order (67% share of the costs)              147,907  DM       147,907  DM
     Data-DEMUX                                                            128,000  DM       128,000  DM
     RGB-Codec technology study                                            108,000  DM       108,000  DM
     MPEG-Codec technology study                                           102,000  DM       102,000  DM
     Test generator (single)                                                54,000  DM        54,000  DM
     -----------------------                                                ----------        ----------
     Total costs                                                           539,907  DM       539,907  DM


     1.2 Partial order RGB+MPEG-Codec - and AV/RGB Demux boards development; optional after the interpretation of the technology studies


     Development costs for the 2nd partial order (67% share of the          85,000  DM
     costs)
     RGB-Codec board development                                           215,000  DM
     MPEG-Codec board development                                          168,000  DM
     AV/RGB-Demux board development                                        115,000  DM
     ------------------------------                                         ----------
     Total costs                                                           583,000  DM


2.   Barcos company delivery order



2 Mbit/s board                                                             110,900  DM       110,900  DM
X.21-board                                                                  50,900  DM        50,900  DM
----------                                                                  ----------        ----------
Total costs                                                                161,800  DM       161,800  DM


Telekom costs                                                            1,284,707  DM        701,707 DM
14% VAT                                                                    179,859  DM         98,239 DM
-------                                                                  -------------        ----------
Total Telekom costs                                                      1,464,566  DM        799,946 DM



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      Contract of the communications computer development community (EGKR)




                                                                                          Budget 1              Budget 2
                                                                                          --------              --------

B.   I.A.T. Financing before cost settlement


Materials for 4 prototypes and 1development computer                                      220,000  DM          220,000  DM
KR basic model                                                                            550,000  DM          550,000  DM
Integration of the following modules into the KR (driver                                  175,000  DM          175,000  DM
development):
* Data-DEMUX, H2.61-Codec, 2 Mbit/s- board and LAN
Development of audio + video switch matrix boards                                          60,000  DM           60,000  DM
Providing the software for the application computer (front end)                           160,000  DM          160,000  DM
Integration of the AV/RGB-Demux board into the KR                                          45,000  DM                0  DM
-------------------------------------------------                                       -------------        -------------
Total costs                                                                             1,210,000  DM        1,165,000  DM


I.A.T. costs                                                                            1,210,000  DM        1,165,000  DM
14% VAT                                                                                   169,400  DM          163,100  DM
-------                                                                                 -------------        -------------
I.A.T. total costs                                                                      1,379,400  DM        1,328,100  DM


C.       Cost settlement between I.A.T. and Telekom


Total Telekom costs                                                                     1,464,566  DM         799,946  DM
I.A.T. total costs                                                                      1,379,400  DM       1,328,100  DM
------------------                                                                      -------------       -------------
Total EGKR costs                                                                        2,843,966  DM       2,128,046  DM



Share of costs per partner = total cost of EGKR/2                                       1,421,983  DM       1,064,023  DM



Each partner's share                                                                     1,421,983 DM        1,064,023 DM
Total Telekom costs                                                                      1,464,566 DM          799,946 DM
-------------------                                                                      ------------          ----------
Difference                                                                                 -42,583 DM          264,077 DM


Settlement payment incl. VAT                                                               -42,583 DM          264,077 DM
                                                                                            ---------          ----------

Settlement payment (net)                                                                   -37,354 DM          231,647 DM
14% VAT                                                                                     -5,229 DM           32,431 DM
-------                                                                                     ---------           ---------
Settlement payment incl. VAT*                                                              -42,583 DM          264,077 DM
                                                                                           ----------          ----------

*    for (+) = payment by Telekom to I.A.T.
     for (-) = payment by I.A.T. to Telekom

      Contract of the communications computer development community (EGKR)

--------------------------------------------------------------------------------


1.   Preamble

I.A.T. Deutschland GmbH and the Deutsche Bundespost Telekom established an "Entwicklungsgemeinschaft Kommunikationsrechner" [communications computer development community] (EG-KR) on August 12, 1992. The stated goal of the EG-KR is to produce an intelligent network adapter pursuant to the KR technical description and to obtain the utilization rights for the products resulting from this development.

IAT Schweiz AG and the Deutsche Bundespost TELEKOM state and agree that the work done so far in developing the KR, and the work still to be done or finished in 1994 on the basis of this amendment contract, shall be offset between the two parties, IAT and Telekom, and then be borne in equal parts by the two parties on the basis of a new budget, according to the EG-KR agreements. This means that a cost settlement shall be paid pursuant to section 3.2 of the EG-KR contract.

Because in the meantime the communications computer has been designated as an "intelligent network adapter," the designation of the development community shall be changed to "Entwicklungsgemeinschaft Intelligenter Netzadapter" [intelligent network adapter development community], EG-INA.

All the components of the EG-KR contract of 8/12/92 which are not mentioned in this amendment contract remain unchanged.


2.   Contractual amendments

2.1  Members of the EG-INA

AIT AG Schweiz                                       Deutsche Bundespost Telekom
Geschaftshaus Wasserschlo                            FA Siegen, SfE EKOM
Aarestra e 17                                        Koblenzer Str. 29
CH-5300 Vogelsang-Turgi                              D-57072 Siegen

2.2  Development goal

The data needed for the summary description of the development object, required to attain the development goal, the general technical-organizational requirements, functions, technical data, etc., are specified and described in detail in the "Technische Beschreibung INA" [INA technical description] (TB-INA, 9/22/94).

The 9/22/94 INA technical description shall be a component of this amendment contract.

      Contract of the communications computer development community (EGKR)

--------------------------------------------------------------------------------


2.3  Development period

The development work for the INA based on EG-KR and EG-INA contracts and the related INA technical description shall be concluded by 12/20/94.

      Contract of the communications computer development community (EGKR)

--------------------------------------------------------------------------------


2.4  Development costs

A new budget is appended to this amendment contract. It contains, among other items, all the expenses required for developing the INA pursuant to the INA technical description which are foreseeable at the time the contract is concluded. The budget shall be accepted with the conclusion of the contract and the figures shall be considered maximal. Overruns of these maxima shall require prior written agreement by all partners of the EG-INA.

The currently planned total costs shall be determined on the basis of the budget. The actual amount of the expenses incurred before this amendment contract is signed shall be entered in the budget. Expenses incurred until the termination of the contract shall be projected on the basis of work which has begun and so entered in the budget.

IAT AG and Deutsche Bundespost Telekom shall each bear 50% of the total costs (Item F in the budget). A cost settlement shall be calculated based on the costs incurred by each contractual partner. The cost settlement shall be made after the development work has been concluded (12/20/94). At the request of a contractual partner, a cost settlement may be initiated during the validity of the contract, unless this is contraindicated by existing financial and/or technical-administrative conditions.

Siegen, 10/6/94



/signature/                                          /signature/

IAT AG Schweiz                                       Deutsche Bundespost
                                                     TELEKOM

      Contract of the communications computer development community (EGKR)

--------------------------------------------------------------------------------


                    Budget for the EG-INA amendment contract



                                                                               in thousands of DM
                                                                            Telekom            IAT              IAT +
                                                                                                               Telekom
A.       Services provided by Telekom

1.       No Name [company name] development order
1.1      Development tools (67% of the purchase price)                        121
1.2      RGB-Codec technological study                                        108
1.3      MPEG-board technological study                                       135
1.4      Test generator                                                        54
1.5      Development tools (67% of the purchase price)                         44
1.6      Data-I/O-unit (formerly: data-Demux)                                 128
1.7      RGB-data-A/V Mux (formerly: A/V-Demux)                                38
1.8      RGB-Codec-board                                                      215

2.       Company work performed

2.1      Hardware, etc., through '93                                          160
2.2      Hardware, etc., in '94                                               282


B.       Work performed by IAT

1.       INA basic development                                                                3,148
2.       TI/MVP                                                                               1,674
         JE X.11                                                                               591
C.       Total Telekom contribution                                          1,285
D.       Total IAT contribution                                                               5,413
E.       Total before settlement                                                                                6,698

F.       Total/2 (each partner's share)                                      3,349            3,349

